UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

BALLY’S CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street Providence, RI	02903
(Address of Principal Executive Offices)	(Zip Code)

(401) 475-8474

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Transaction Agreement

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2025, the Board of Directors of Bally’s Corporation, a Delaware corporation (the “Company”), approved the entry of the Company into a definitive transaction agreement (the “Transaction Agreement”) with Intralot S.A., a Greek publicly listed company (“Intralot”). Following the expiration of a 10-day statutory waiting period under Greek law, the Company and Intralot entered into the Transaction Agreement on July 18, 2025, pursuant to which, at the closing (the “Closing”) of the transactions contemplated therein (the “Transactions”), Intralot will directly and/or indirectly acquire all of the issued and outstanding capital stock of Bally’s Holdings Limited, a Jersey limited company and subsidiary of the Company holding the Company’s “International Interactive” business, in exchange for total consideration valued at approximately €2.7 billion, consisting of (i) €1.53 billion in cash, subject to adjustment, and (ii) 873,707,073 newly issued ordinary shares of Intralot (“Intralot Shares”) at an implied value of €1.30 per Intralot Share. As a result of the Transactions, the Company is expected to become the majority shareholder of Intralot.

The Closing, which is expected to occur in the fourth quarter of 2025, is subject to the satisfaction or waiver of certain mutual closing conditions, including (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of clearance under applicable non-U.S. antitrust law, (ii) the receipt of certain gaming regulatory clearances, (iii) the receipt of Intralot shareholder approval, (iv) the closing of an intended offering by Intralot of newly-issued Intralot Shares for cash, (v) the listing on the Athens Exchange of the Intralot Shares to be received by the Company in the Transactions, and (vi) Intralot’s receipt of debt financing. In that respect, a subsidiary of Intralot has obtained commitments from Citizens Bank, Deutsche Bank, Goldman Sachs, and Jefferies for debt financing up to €1.6 billion (which is expected to be refinanced through the debt capital markets and is subject to certain conditions).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY’S CORPORATION

Date: July 21, 2025	By:	/s/ Kim M. Barker
Kim M. Barker
Chief Legal Officer

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